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                                                                      Exhibit 21

LIST OF SUBSIDIARIES

         Following lists the significant subsidiaries of the registrant and the state or jurisdiction of incorporation of each:

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                     NAME                                                  INCORPORATED
1)  First National Bank of Pennsylvania                                    United States

2)  First National Bank of Florida                                         United States

3)  Regency Finance Company                                                Pennsylvania

4)  First National Insurance Agency, Inc.                                  Pennsylvania

5)  First National Trust Company                                           United States

6)  First National Wealth Management Company                               United States

7)  Roger Bouchard Insurance, Inc.                                         Florida
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         Regency Finance Company also conducts business under the names F.N.B.
Consumer Discount Company, Citizens Financial Services, Inc. and Finance and
Mortgage Acceptance Corporation

         First National Insurance Agency, Inc. also conducts business under the name Gelvin, Jackson & Starr, Inc.